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EXHIBIT 99.1

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

        The following consolidated financial statements of the Company and its subsidiaries are included herein as listed below:

Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	2
Consolidated Balance Sheets—December 27, 2003 and December 28, 2002	4
Consolidated Statements of Operations—Three-Year Period Ended December 27, 2003	3
Consolidated Statements of Shareholders' Equity—Three-Year Period Ended December 27, 2003	6
Consolidated Statements of Cash Flows—Three-Year Period Ended December 27, 2003	5
Notes to Consolidated Financial Statements—Three-Year Period Ended December 27, 2003	7-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Valmont Industries, Inc.
Omaha, Nebraska

        We have audited the accompanying consolidated balance sheets of Valmont Industries, Inc. and Subsidiaries as of December 27, 2003 and December 28, 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three fiscal years in the period ended December 27, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Valmont Industries, Inc. and subsidiaries as of December 27, 2003 and December 28, 2002, and the results of their operations and their cash flows for each of the three fiscal years in the period ended December 27, 2003 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 1, in 2003 the Company changed its method of accounting for variable interest entities and in 2002 the Company changed its method of accounting for goodwill and other intangibles.

DELOITTE & TOUCHE LLP

Omaha, Nebraska
February 27, 2004 (July 23, 2004 as to Notes 17 and 19)

Valmont Industries, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
Three-year period ended December 27, 2003
(Dollars in thousands, except per share amounts)

	2003	2002	2001
Net sales	$837,625	$854,898	$872,380
Cost of sales	629,635	623,422	654,759

Gross profit	207,990	231,476	217,621
Selling, general and administrative expenses	153,367	161,187	152,600

Operating income	54,623	70,289	65,021

Other income (deductions):
Interest expense	(9,897)	(11,722)	(17,080)
Interest income	1,095	1,048	1,050
Miscellaneous	(276)	(337)	(524)

	(9,078)	(11,011)	(16,554)

Earnings before income taxes, minority interest, equity in losses of nonconsolidated subsidiaries and cumulative effect of change in accounting principle	45,545	59,278	48,467

Income tax expense:
Current	11,684	17,777	14,073
Deferred	4,850	3,860	3,827

	16,534	21,637	17,900
Earnings before minority interest, equity in losses of nonconsolidated subsidiaries and cumulative effect of change in accounting principle	29,011	37,641	30,567
Minority interest	(2,222)	(1,170)	(509)
Equity in losses of nonconsolidated subsidiaries	(936)	(2,342)	(3,365)
Cumulative effect of change in accounting principle	(366)	(500)	—

Net earnings	$25,487	$33,629	$26,693

Earnings per share:
Basic:
Income from continuing operations before cumulative effect of change in accounting principle	$1.09	$1.42	$1.10
Cumulative effect of change in accounting principle	(0.02)	(0.02)	—

Net earnings	$1.07	$1.40	$1.10

Diluted:
Income from continuing operations before cumulative effect of change in accounting principle	$1.06	$1.39	$1.09
Cumulative effect of change in accounting principle	(0.01)	(0.02)	—

Net earnings	$1.05	$1.37	$1.09

Cash dividends per share	$0.315	$0.290	$0.260

See accompanying notes to consolidated financial statements.

Valmont Industries, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
December 27, 2003 and December 28, 2002
(Dollars in thousands, except per share amounts)

	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$33,345	$19,514
Receivables, less allowance for doubtful receivables of $4,363 in 2003 and $3,957 in 2002	151,765	132,697
Inventories	116,475	120,837
Prepaid expenses	8,622	4,868
Refundable and deferred income taxes	10,903	17,012

Total current assets	321,110	294,928

Property, plant and equipment, at cost	448,678	415,828
Less accumulated depreciation and amortization	258,575	222,653

Net property, plant and equipment	190,103	193,175

Goodwill	56,022	55,671
Other intangible assets	14,358	15,646
Other assets	23,204	19,151

Total assets	$604,797	$578,571

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$15,009	$10,849
Notes payable to banks	15,500	3,149
Accounts payable	63,256	55,198
Accrued expenses	55,856	69,828
Dividends payable	1,921	1,792

Total current liabilities	151,542	140,816

Deferred income taxes	22,748	18,240
Long-term debt, excluding current installments	134,653	155,542
Other noncurrent liabilities	22,116	15,371
Minority interest in consolidated subsidiaries	8,244	6,582
Shareholders' equity:
Preferred stock of $1 par value
Authorized 500,000 shares; none issued	—	—
Common stock of $1 par value.
Authorized 75,000,000 shares; issued 27,900,000 shares	27,900	27,900
Additional paid-in capital	—	—
Retained earnings	306,920	289,105
Accumulated other comprehensive loss	(2,147)	(10,049)

	332,673	306,956
Less:
Cost of common shares in treasury—4,074,847 shares in 2003 (4,016,515 shares in 2002)	65,975	64,936
Unearned restricted stock—51,333 shares in 2003	1,204	—

Total shareholders' equity	265,494	242,020

Total liabilities and shareholders' equity	$604,797	$578,571

See accompanying notes to consolidated financial statements.

Valmont Industries, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three-year period ended December 27, 2003
(Dollars in thousands)

	2003	2002	2001
Cash flows from operations:
Net earnings	$25,487	$33,629	$26,693
Adjustments to reconcile net earnings to net cash flows from operations:
Depreciation and amortization	34,597	33,942	36,324
Loss on sale of property, plant and equipment	802	1,083	1,050
Cumulative effect of change in accounting principle	366	500	—
Equity in losses in nonconsolidated subsidiaries	936	2,342	3,365
Minority interest in net losses of consolidated subsidiaries	2,222	1,170	509
Deferred income taxes	4,850	3,860	3,827
Other adjustments	881	(332)	(1,420)
Changes in assets and liabilities:
Receivables	(10,515)	3,774	10,234
Inventories	8,999	(10,172)	35,714
Prepaid expenses	(3,249)	(235)	946
Accounts payable	2,203	284	(12,513)
Accrued expenses	(16,026)	10,625	(1,160)
Other noncurrent liabilities	1,170	(809)	(586)
Income taxes payable	7,058	(10,208)	6,856

Net cash flows from operations	59,781	69,453	109,839

Cash flows from investing activities:
Purchase of property, plant and equipment	(17,679)	(13,942)	(25,652)
Purchase of minority interest	(200)	(855)	—
Investment in nonconsolidated subsidiary	(1,715)	—	—
Acquisitions, net of cash acquired	—	—	(34,079)
Proceeds from sale of property, plant and equipment	645	2,961	341
Proceeds from sale to minority shareholder	76	1,253	—
Other, net	(2,243)	(3,143)	(2,330)

Net cash flows from investing activities	(21,116)	(13,726)	(61,720)

Cash flows from financing activities:
Net borrowings (repayments) under short-term agreements	10,367	(8,171)	(26,416)
Proceeds from long-term borrowings	767	1,249	30,216
Principal payments on long-term obligations	(27,388)	(33,070)	(42,718)
Dividends paid	(7,414)	(6,758)	(6,308)
Proceeds from exercises under stock plans	1,192	8,591	1,256
Purchase of common treasury shares:
Stock repurchases	(3,351)	(14,250)	(1,373)
Stock plan exercises	(615)	(6,898)	(186)

Net cash flows from financing activities	(26,442)	(59,307)	(45,529)

Effect of exchange rate changes on cash and cash equivalents	1,608	(1,428)	(1,244)

Net change in cash and cash equivalents	13,831	(5,008)	1,346
Cash and cash equivalents—beginning of year	19,514	24,522	23,176

Cash and cash equivalents—end of year	$33,345	$19,514	$24,522

See accompanying notes to consolidated financial statements.

Valmont Industries, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
Three-year period ended December 27, 2003
(Dollars in thousands, except per share amounts)

	Common stock	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Treasury stock	Unearned restricted stock	Total shareholders' equity
Balance at December 30, 2000	27,900	471	244,858	(6,948)	(74,357)	(13)	191,911
Comprehensive income:
Net earnings	—	—	26,693	—	—	—	26,693
Currency translation adjustment	—	—	—	(5,009)	—	—	(5,009)

Total comprehensive income	—	—	—	—	—	—	21,684
Cash dividends ($0.26 per share)	—	—	(6,383)	—	—	—	(6,383)
Issuance of 1,215,333 shares in connection with PiRod Acquisition	—	—	(1,078)	—	20,361	—	19,283
Purchase of treasury shares:
Stock repurchases, 103,500 shares	—	—	—	—	(1,373)	—	(1,373)
Stock plan exercises, 11,326 shares	—	—	—	—	(197)	—	(197)
Stock options exercised; 38,734 shares issued	—	(543)	764	—	268	—	489
Tax benefit from exercise of stock options	—	67	—	—	—	—	67
Stock awards; 19,754 shares issued	—	5	—	—	312	13	330

Balance at December 29, 2001	$27,900	$—	$264,854	$(11,957)	$(54,986)	$—	$225,811
Comprehensive income:
Net earnings	—	—	33,629	—	—	—	33,629
Currency translation adjustment	—	—	—	1,908	—	—	1,908

Total comprehensive income	—	—	—	—	—	—	35,537
Cash dividends ($0.29 per share)	—	—	(6,952)	—	—	—	(6,952)
Purchase of treasury shares:
Stock repurchases, 820,932 shares	—	—	—	—	(14,250)	—	(14,250)
Stock plan exercises, 291,935 shares	—	—	—	—	(6,898)	—	(6,898)
Stock options exercised; 507,723 shares issued	—	(1,975)	(2,426)	—	10,916	—	6,515
Tax benefit from exercise of stock options	—	1,882	—	—	—	—	1,882
Stock awards; 18,795 shares issued	—	93	—	—	282	—	375

Balance at December 28, 2002	$27,900	$—	$289,105	$(10,049)	$(64,936)	$—	$242,020
Comprehensive income:
Net earnings			25,487				25,487
Currency translation adjustment				7,902			7,902

Total comprehensive income							33,389
Cash dividends ($0.315 per share)			(7,543)				(7,543)
Purchase of treasury shares:
Stock repurchases, 175,959 shares					(3,351)		(3,351)
Stock plan exercises, 29,224 shares					(615)		(615)
Stock options exercised; 75,876 shares issued		(141)	(129)		1,462		1,192
Tax benefit from exercise of stock options		146					146
Stock awards; 70,975 shares issued		(5)			1,465	(1,204)	256

Balance at December 27, 2003	$27,900	$—	$306,920	$(2,147)	$(65,975)	$(1,204)	$265,494

See accompanying notes to consolidated financial statements.

Valmont Industries, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Three-year period ended December 27, 2003
(Dollars in thousands, except per share amounts)

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

        The consolidated financial statements include the accounts of Valmont Industries, Inc. and its wholly and majority-owned subsidiaries (the Company). Investments in 20% to 50% owned affiliates are accounted for by the equity method and investments in less than 20% owned affiliates are accounted for by the cost method. All significant intercompany items have been eliminated. Certain 2002 items have been reclassified to conform with 2003 presentation.

  Operating Segments

        ENGINEERED SUPPORT STRUCTURES: This segment consists of the manufacture of engineered metal structures and components for the lighting and traffic, utility, and wireless communication industries, and for other specialty applications;

        COATINGS: This segment consists of galvanizing, anodizing and powder coating services;

        IRRIGATION: This segment consists of the manufacture of agricultural irrigation equipment and related parts and services; and

        TUBING: This segment consists of the manufacture of tubular products for industrial customers.

  Fiscal Year

        The Company operates on a 52 or 53 week fiscal year with each year ending on the last Saturday in December. Accordingly, the Company's fiscal years ended December 27, 2003, December 28, 2002, and December 29, 2001 consisted of 52 weeks.

  Inventories

        At December 27, 2003, approximately 52% of inventory is valued at the lower of cost, determined on the last-in, first-out (LIFO) method, or market. All other inventory is valued at the lower of cost, determined on the first-in, first-out (FIFO) method or market. The excess of replacement cost of inventories over the LIFO value is approximately $9,800 and $9,600 at December 27, 2003 and December 28, 2002, respectively.

  Long-Lived Assets

        Property, plant and equipment are recorded at historical cost. The Company uses the straight-line method in computing depreciation and amortization for financial reporting purposes and generally uses accelerated methods for income tax purposes. The annual provisions for depreciation and amortization have been computed principally in accordance with the following ranges of asset lives: buildings 15 to 40 years, machinery and equipment 3 to 12 years, and intangible assets 3 to 40 years.

        An impairment loss is recognized if the carrying amount of an asset may not be recoverable and exceeds estimated future undiscounted cash flows of the asset. A recognized impairment loss reduces the carrying amount of the asset to its fair value. In 2002, the Company recognized an impairment loss of $1.1 million related to its nonconsolidated investment of an irrigation dealership in North America. In 2001, the Company recognized an impairment loss of $1.0 million related to its nonconsolidated investment in Argentina.

  Change in Accounting

        The Financial Accounting Standards Board (FAS) Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), was revised in December 2003 and is applicable to public entities that have interests in variable interest entities for periods ending after December 15, 2003. Under FIN 46, the assets, liabilities and results of activities of variable interest entities are required to be reported in the consolidated financial statements of their primary beneficiaries. The Company assessed its relationships with variable interest entities and determined that it is the primary beneficiary in a variable interest entity related to the Company's lease of transportation equipment. In the fourth quarter of 2003, the Company recorded a cumulative effect of a change in accounting of $366 (net of related tax effects of $210). In addition, the Company recorded a net increase to property, plant and equipment of $9,305 and an increase to interest-bearing debt of $9,881.

        Effective December 30, 2001, the Company adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets." This standard established new accounting and reporting requirements for goodwill and other intangible assets. Under SFAS 142, all amortization of goodwill and intangible assets with indefinite lives ceased effective December 30, 2001. Also, recorded goodwill was tested for impairment by comparing the fair value to its carrying value. Based on the initial impairment test, the Company recorded a cumulative effect of change in accounting principle of $0.5 million loss related to its investment in a consulting business in the Irrigation segment that provides environmental and wastewater management consulting services.

  Income Taxes

        The Company uses the asset and liability method to calculate deferred income taxes. Deferred tax assets and liabilities are recognized on temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates. The effect of tax rate changes on deferred tax assets and liabilities is recognized in income during the period that includes the enactment date.

  Foreign Currency Translations

        Results of operations for foreign subsidiaries are translated using the average exchange rates during the period. Assets and liabilities are translated at the exchange rates in effect on the balance sheet dates. Cumulative translation adjustments are included as a separate component of accumulated other comprehensive income. These translation adjustments are the Company's only component of other comprehensive income.

  Revenue Recognition

        Revenue is recognized upon shipment of the product or delivery of the service to the customer, which coincides with passage of title and risk of loss to the customer.

  Use of Estimates

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  Stock Options

        The Company accounts for its stock plans under the recognition and measurement principles of APB Opinion 25, "Accounting for Stock Issued to Employees", and related Interpretations. No stock-based compensation cost is reflected in net income, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Note 8 to the Consolidated Financial Statements provides a detailed discussion of the Company's stock option plans.

        The following table illustrates the effect on net income and earnings per share if the company had applied the fair value recognition provision of FASB Statement No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation.

	2003	2002	2001
Net earnings as reported	$25,487	$33,629	$26,693
Deduct: Total stock-based employee Compensation expense determined under fair value based method for all awards, net of related tax effects	$2,294	$2,823	$2,712

Pro forma	$23,193	$30,806	$23,981

Earnings per share as reported:
Basic	$1.07	$1.40	$1.10

Diluted	$1.05	$1.37	$1.09

Pro forma:
Basic	$0.97	$1.29	$0.99

Diluted	$0.95	$1.25	$0.98

        The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2003, 2002 and 2001:

	2003	2002	2001
Expected volatility	35%	46%	50%
Risk-free interest rate	1.97%	1.95%	3.84%
Expected life from vesting date	2.3 yrs.	2.9 yrs.	2.6 yrs.
Dividend yield	1.53%	1.48%	1.54%

(2)   CASH FLOW SUPPLEMENTARY INFORMATION

        The Company considers all highly liquid temporary cash investments purchased with a maturity of three months or less at the time of purchase to be cash equivalents. Cash payments for interest and income taxes (net of refunds) were as follows:

	2003	2002	2001
Interest	$9,947	$11,701	$18,263
Income taxes	4,294	26,233	8,020

(3)   PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment, at cost, consists of the following:

	2003	2002
Land and improvements	$21,905	$20,984
Buildings and improvements	115,914	111,084
Machinery and equipment	236,286	224,390
Transportation equipment	18,279	6,336
Office furniture and equipment	51,660	44,290
Construction in progress	4,634	8,744

	$448,678	$415,828

        The Company leases certain facilities, machinery, computer equipment and transportation equipment under operating leases with unexpired terms ranging from one to fifteen years. Rental expense for operating leases amounted to $9,202, $10,262 and $10,779 for fiscal 2003, 2002 and 2001, respectively.

        Minimum lease payments under operating leases expiring subsequent to December 27, 2003 are:

Fiscal year ending
2004	6,494
2005	5,656
2006	4,854
2007	3,893
2008	2,485
Subsequent	2,895

Total minimum lease payments	$26,277

(4)   GOODWILL AND INTANGIBLE ASSETS

        Effective December 30, 2001 the Company adopted Statement of Financial Accounting Standards No. 142 (SFAS 142) "Goodwill and Other Intangible Assets". This standard established new accounting and reporting requirements for goodwill and other intangible assets. Under SFAS 142, all amortization of goodwill and intangible assets with indefinite lives ceased effective December 30, 2001. Also, recorded goodwill was tested for impairment at December 31, 2001 by comparing the fair value to its carrying value. Based on the initial impairment test, the Company recorded a cumulative effect of change in accounting principle of $0.5 million loss ($0.02 per diluted share) on the Condensed Consolidated Statement of Operations for the thirty-nine weeks ended September 28, 2002 related to its investment in a consulting business in the Irrigation segment that provides environmental and wastewater management consulting services. Fair value was determined using a discounted cash flow methodology.

        The Company's annual impairment testing on its reporting units was performed during the third quarter of 2003. As a result of that testing, it was determined the goodwill and other intangible assets on the Company's Consolidated Balance Sheet were not impaired.

  Amortized Intangible Assets

        The components of amortized intangible assets at December 27, 2003 and December 28, 2002 are as follows:

	As of December 27, 2003
	Gross Carrying Amount	Accumulated Amortization	Life
Customer Relationships	$11,500	$2,634	12 years
Proprietary Software & Database	1,650	908	5 years

	$13,150	$3,542

	As of December 28, 2002
	Gross Carrying Amount	Accumulated Amortization	Life
Customer Relationships	$11,500	$1,677	12 years
Proprietary Software & Database	1,650	577	5 years

	$13,150	$2,254

        Amortization expense for intangible assets was $1,288, $1,288 and $966 for the fifty-two week periods ended December 27, 2003, December 28, 2002, and December 27, 2001, respectively. Estimated annual amortization expense related to amortized intangible assets is as follows:

Estimated Amortization Expense
2004	1,288
2005	1,288
2006	1,040
2007	958
2008	958

  Non-amortized intangible assets

        Under the provisions of SFAS 142, intangible assets with indefinite lives are not amortized. The carrying value of the PiRod trade name is $4,750 and has not changed in the fifty-two weeks ended December 27, 2003.

  Goodwill

        The carrying amount of goodwill as of December 27, 2003 is as follows:

	Engineered Support Structures Segment	Coatings Segment	Irrigation Segment	Tubing Segment	Total
Balance December 28, 2002	$12,236	$42,192	$981	$262	$55,671
Foreign Currency Translation	351	—	—	—	351

Balance December 27, 2003	$12,587	$42,192	$981	$262	$56,022

        The carrying amount of goodwill as of December 28, 2002 is as follows:

	Engineered Support Structures Segment	Coatings Segment	Irrigation Segment	Tubing Segment	Total
Balance December 29, 2001	$11,954	$42,192	$1,481	$262	$55,889
Impairment charge	—	—	(500)	—	(500)
Foreign Currency Translation	282	—	—	—	282

Balance December 28, 2002	$12,236	$42,192	$981	$262	$55,671

The effect of the adoption of SFAS 142 on net earnings and earnings per share is as follows:

	Year Ended December 27, 2003	Year Ended December 28, 2002	Year Ended December 29, 2001
Reported net earnings	$25,487	$33,629	$26,693
Add back: Goodwill amortization, net of tax	—	—	2,789

Adjusted net earnings	$25,487	$33,629	29,482
Add back: Cumulative effect of change in accounting principle	—	500	—

Adjusted net earnings before cumulative effect of change in accounting principle	$25,487	$34,129	$29,482

Basic earnings per share:
Reported basic earnings per share	$1.07	$1.40	$1.10
Add back: Goodwill amortization	—	—	0.11

Adjusted basic earnings per share	$1.07	$1.40	$1.21
Add back: Cumulative effect of change in accounting principle	—	0.02	—

Adjusted basic earnings per share before cumulative effect of change in accounting principle in 2002	$1.07	$1.42	$1.21

Diluted earnings per share:
Reported diluted earnings per share	$1.05	$1.37	$1.09
Add back: Goodwill amortization	—	—	0.11

Adjusted diluted earnings per share	$1.05	$1.37	$1.20
Add back: Cumulative effect of change in accounting principle	—	0.02	—

Adjusted diluted earnings per share before cumulative effect of change in accounting principle in 2002	$1.05	$1.39	$1.20

(5)    BANK CREDIT ARRANGEMENTS

        The Company maintains various lines of credit for short-term borrowings totaling $25,473. The interest rates charged on these lines of credit vary in relation to the banks' costs of funds. The unused borrowings under the lines of credit were $13,099 at December 27, 2003. The lines of credit can be modified at any time at the option of the banks. The Company pays no fees in connection with these lines of credit. In addition to the lines of credit, the Company also maintains other short-term bank loans. The weighted average interest rate on short-term borrowings was 3.16% at December 27, 2003 and 7.32% at December 28, 2002.

(6)    INCOME TAXES

        Income tax expense (benefit) consists of:

	2003	2002	2001
Current:
Federal	$5,299	$12,874	$9,684
State	738	1,192	1,082
Foreign	5,647	3,711	3,307

	$11,684	$17,777	$14,073

Deferred:
Federal	$4,402	$3,351	$4,326
State	170	348	214
Foreign	278	161	(713)

	$4,850	$3,860	$3,827

	$16,534	$21,637	$17,900

        The reconciliations of the statutory Federal income tax rate and the effective tax rate follows:

	2003	2002	2001
Statutory Federal income tax rate	35.0%	35.0%	35.0%
State income taxes, net of Federal benefit	1.6%	2.0%	2.2%
Carryforwards, credits and changes in valuation allowances	(1.0)%	(1.7)%	(2.1)%
Other	0.7%	1.2%	1.8%

	36.3%	36.5%	36.9%

        Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's net deferred income tax liabilities are as follows:

	2003	2002
Deferred income tax assets:
Accrued expenses and allowances	$11,874	$11,938
Tax credit carryforwards	1,690	1,494
Inventory allowances	2,449	3,118
Warranty expense not currently deductible	1,682	1,277
Deferred compensation	9,387	8,038
Nonconsolidated subsidiaries	2,213	1,527

Gross deferred income tax assets	29,295	27,392
Valuation allowance	(2,838)	(1,527)

Net deferred income tax assets	$26,457	$25,865

Deferred income tax liabilities:
Property, plant and equipment	$17,253	$14,707
Lease transactions	5,695	5,699
Other liabilities	15,354	12,664

Total deferred income tax liabilities	38,302	33,070

Net deferred income tax liabilities	$11,845	$7,205

        At December 27, 2003, and at December 28, 2002, management of the Company reviewed recent operating results and projected future operating results. The Company's belief that realization of its net deferred tax assets is more likely than not is based on, among other factors, changes in operations that have occurred in recent years, as well as available tax planning strategies. Valuation allowances have been established for certain operating losses that reduce deferred tax assets to an amount that will, more likely than not, be realized. The currency translation adjustments in accumulated other comprehensive income are not adjusted for income taxes as they relate to indefinite investments in non-US subsidiaries.

        Provision has not been made for United States income taxes on a portion of the undistributed earnings of the Company's foreign subsidiaries (approximately $42,583 and $31,418 at December 27, 2003 and December 28, 2002, respectively) because the Company intends to reinvest those earnings. Such earnings would become taxable upon the sale or liquidation of these foreign subsidiaries or upon remittance of dividends. It is not practicable to estimate the amount of the deferred tax liability on such earnings.

(7)    LONG-TERM DEBT

	2003	2002
6.80% to 8.08% promissory notes, unsecured(a)	$80,000	$90,000
Revolving credit agreement(b)	40,000	56,000
6.91% secured loan(c)	9,881	—
IDR Bonds(d)	8,500	8,500
1.24% to 6.50% notes	11,281	11,891

Total long-term debt	149,662	166,391
Less current installments of long-term debt	15,009	10,849

Long-term debt, excluding current installments	$134,653	$155,542

  (a)
  The unsecured promissory notes are advances under a facility for a maximum of $200,000. These notes payable are due in varying annual principal installments through 2012. The notes are subject to prepayment in whole or in part with or without premium as specified in the agreement.

  (b)
  The revolving credit agreement is an unsecured facility with a group of banks for a maximum of $150,000. The facility has a termination date of August 21, 2006. The funds borrowed may be repaid at any time without penalty, or additional funds may be borrowed up to the facility limit. The Company may choose from the following three interest rate alternatives: the higher of prime rate or Federal Funds Rate plus 0.5%, the applicable Eurodollar rate plus a leverage ratio-based spread (which at December 27, 2003 was 0.6875%) or up to $60,000 at a rate determined through a competitive bid process. The effective interest rate at December 27, 2003 was 1.81% and at December 28, 2002 was 2.07%.

  (c)
  The secured loan is through a finance company and is related to transportation equipment, as described in Note 1 under "Change in Accounting". The loan payments are required until November 2010, with a payment of $5.9 million due at the end of the loan. The loan may be prepaid at any time without penalty.

  (d)
  The Industrial Development Revenue Bonds were issued to finance the construction of a manufacturing facility in Jasper, Tennessee. Variable interest is payable until final maturity June 1, 2025. The effective interest rate at December 27, 2003 was 1.35%.

        The lending agreements place certain restrictions on working capital, capital expenditures, payment of dividends, purchase of Company stock and additional borrowings. Under the most restrictive covenants of the agreements at December 27, 2003, the Company may make payments of cash dividends and purchases of shares of Company common stock authorized for repurchase by the Board of Directors up to $32,889. The company is in compliance with all debt covenants at December 27, 2003.

        The minimum aggregate maturities of long-term debt for each of the four years following 2004 are: $20,029, $55,095, $5,106, and $10,023.

(8)    STOCK PLANS

        The Company maintains stock-based compensation plans approved by the shareholders, which provide that the Compensation Committee of the Board of Directors may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards and bonuses of common stock. At December 27, 2003, 1,412,370 shares of common stock remained available for issuance under the plans. Shares and options issued and available are subject to changes in capitalization.

        Under the plans, the exercise price of each option equals the market price at the time of the grant. Options vest beginning on the first anniversary of the grant in equal amounts over three to six years or on the fifth anniversary of the grant. Expiration of grants is from six to ten years from the date of grant.

        Following is a summary of the activity of the stock plans during 2001, 2002 and 2003:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 30, 2000	3,125,346	$16.70
Granted	533,800	14.70
Exercised	(38,734)	(12.26)
Forfeited	(155,568)	(18.35)

Outstanding at December 29, 2001	3,464,844	$16.37

Options exercisable at December 29, 2001	2,089,299	$16.41

Weighted average fair value of options granted during 2001		$5.92

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 29, 2001	3,464,844	$16.37
Granted	597,101	20.96
Exercised	(507,723)	(12.63)
Forfeited	(85,434)	(17.93)

Outstanding at December 28, 2002	3,468,788	$17.67

Options exercisable at December 28, 2002	2,074,549	$17.34

Weighted average fair value of options granted during 2002		$8.88

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 28, 2002	3,468,788	$17.67
Granted	326,300	22.81
Exercised	(75,876)	(15.81)
Forfeited	(15,032)	(18.44)

Outstanding at December 27, 2003	3,704,180	$18.16

Options exercisable at December 27, 2003	2,651,056	$17.75

Weighted average fair value of options granted during 2003		$6.62

        Following is a summary of the status of stock options outstanding at December 27, 2003:

Outstanding and Exercisable By Price Range
Options Outstanding			Options Exercisable
Exercise Price Range	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
$ 6.00-16.69	1,672,872	5.69 years	$14.85	1,258,957	$14.87
17.28-21.78	1,271,466	5.39 years	19.65	1,146,950	19.70
21.80-25.23	759,842	7.84 years	22.93	245,149	23.42

	3,704,180			2,651,056

The following table provides a reconciliation between Basic and Diluted earnings per share (EPS).

	Basic EPS	Dilutive Effect of Stock Options	Diluted EPS
2003:
Net earnings	$25,487	—	$25,487
Shares outstanding (000's)	23,805	553	24,358
Per share amount	$1.07	—	$1.05
2002:
Net earnings	$33,629	—	$33,629
Shares outstanding (000's)	23,947	609	24,556
Per share amount	$1.40	—	$1.37
2001:
Net earnings	$26,693	—	$26,693
Shares outstanding (000's)	24,280	244	24,524
Per share amount	$1.10	—	$1.09

        At the end of fiscal years 2003, 2002, and 2001, there were 0.1 million, 0.4 million, and 2.0 million options outstanding, respectively, with exercise prices exceeding the market value of common stock that were therefore excluded from the computation of shares contingently issuable upon exercise of the options.

(10)    TREASURY STOCK

        The Company's Board of Directors has authorized management to repurchase 1.5 million shares of the Company's common stock. Repurchased shares are recorded as "Treasury Stock" and result in a reduction of "Shareholders' Equity." When treasury shares are reissued, the Company uses the last-in, first-out method, and the difference between the repurchase cost and reissuance price is charged or credited to "Additional Paid-In Capital." As of December 27, 2003, a total of 1.0 million shares had been repurchased at a cost of $17,282.

(11)    EMPLOYEE RETIREMENT SAVINGS PLAN

        Established under Internal Revenue Code Section 401(k), the Valmont Employee Retirement Savings Plan ("VERSP") is a defined contribution plan available to all eligible employees. Participants can elect to contribute up to 15% of annual pay, on a pretax and/or after-tax basis. The Company may also make basic, matching and/or supplemental contributions to the Plan. In 2001, the defined contribution plan covering the employees of Microflect was merged into the VERSP plan. In addition, the Company has a money purchase pension plan and a profit sharing plan covering the employees of

PiRod, Inc., which were merged into the VERSP plan in 2002. The 2003, 2002 and 2001 Company contributions to these plans amounted to approximately $5,200, $5,700 and $6,200, respectively.

        The Company also offers a fully-funded, non-qualified deferred contribution plan for certain Company executives who otherwise would be limited in making pretax contributions into VERSP under Internal Revenue Service regulations. The invested assets and related liabilities to these participants were $13.1 million and $9.8 million at December 27, 2003 and December 28, 2002, respectively. Such amounts are included in "Other assets" and "Other noncurrent liabilities" on the Consolidated Balance Sheets.

(12)    RESEARCH AND DEVELOPMENT

        Research and development costs are charged to operations in the year incurred. These costs are a component of "Selling, general & administrative expenses" on the income statement. Research and development expenses were approximately $6,000 in 2003, $5,400 in 2002, and $3,900 in 2001.

(13)    DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying amount of cash and cash equivalents, receivables, accounts payable, notes payable to banks and accrued expenses approximate fair value because of the short maturity of these instruments. The fair values of each of the Company's long-term debt instruments are based on the amount of future cash flows associated with each instrument discounted using the Company's current borrowing rate for similar debt instruments of comparable maturity. The fair value estimates are made at a specific point in time and the underlying assumptions are subject to change based on market conditions. At December 27, 2003, the carrying amount of the Company's long-term debt was $149,662 with an estimated fair value of approximately $159,264.

(14)    GUARANTEES

        In November 2002, the Financial Accounting Standards Board (FASB) issued Interpretation 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). This Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees and standby letters of credit. It also requires, at the time a company issues a guarantee, the recognition of an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee, and must disclose that information in its interim and annual financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations do not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002.

        The Company has guaranteed the repayment of two bank loans of certain nonconsolidated equity investees. The guarantees continue until the loans, including accrued interest and fees, have been paid in full. The maximum amount of the guarantees may vary, but are limited to the sum of the total due and unpaid principal amounts, accrued and unpaid interest and any other related expenses. As of December 27, 2003, the maximum amount of the guarantees was approximately $7.1 million. These loan guarantees are in proportion to our ownership percentage of these companies or are accompanied by a guarantee from the majority owner to the Company. In accordance with FIN 45, the Company recorded the fair value of that guarantee of $1.1 million in "Other noncurrent liabilities" at December 27, 2003. In September 2003, the Company refinanced the synthetic lease on its corporate headquarters building. The lease has an initial term of 5 years and the Company may, at any time, elect to exercise a purchase option. If the Company elects not to purchase the building or renew the lease, the building is returned to the lessor for remarketing. As part of the new lease, the Company issued a residual value guarantee of $30.1 million. In accordance with FIN 45, the Company recorded the fair value of that guarantee of $1.7 million in "Other noncurrent liabilities" at December 27, 2003.

        The Company's product warranty accrual reflects management's best estimate of probable liability under its product warranties. Historical product claims data is used to estimate the cost of product warranties at the time revenue is recognized.

        Changes in the product warranty accrual for the years ended December 27, 2003 and December 28, 2002 were as follows:

	2003	2002
Balance, beginning of period	$6,450	$6,568
Payments made	(6,549)	(7,559)
Change in liability for warranties issued during the period	6,636	7,720
Change in liability for pre-existing warranties	1,303	(279)

Balance, end of period	$7,840	$6,450

(15)    STOCKHOLDERS' RIGHT PLAN

        Each share of common stock carries with it one half preferred stock purchase right ("Right"). The Right becomes exercisable ten days after a person (other than Robert B. Daugherty and his related persons and entities) acquires or commences a tender offer for 15% or more of the Company's common stock. Each Right entitles the holder to purchase one one-thousandth of a share of a new series of preferred stock at an exercise price of $100, subject to adjustment. The Right expires on December 19, 2005 and may be redeemed at the option of the Company at $.01 per Right, subject to adjustment. Under certain circumstances, if (i) any person becomes an Acquiring Person or (ii) the Company is acquired in a merger or other business combination, each holder of a Right (other than the Acquiring Person) will have the right to receive, upon exercise of the Right, shares of common stock (of the Company under (i) and of the acquiring company under (ii)) having a value of twice the exercise price of the Right.

(16)    ACQUISITIONS

        On March 30, 2001, the Company's Engineered Support Structures segment acquired all the outstanding shares of PiRod Holdings, Inc. and subsidiary (PiRod), a manufacturer of towers, components and poles located in Plymouth, Indiana. The Company issued 1.2 million shares of Company common stock and $33.4 million of cash was paid to retire PiRod long-term debt. The excess of purchase price over fair value of net assets acquired was $5.4 million and was recorded as goodwill. Intangible assets arising from the transaction are being amortized over their estimated useful lives. The Company's summary proforma results of operations for the fifty-two week period ended December 29, 2001, assuming the transaction occurred at the beginning of the period is as follows:

Fifty-two Weeks Ended December 29, 2001
Net sales	$887,508
Net earnings	27,676
Earnings per share—diluted	1.11

        This acquisition was accounted for under the purchase method of accounting. The results of operations of the acquired businesses are included in the consolidated financial statements from the dates of acquisition.

(17)    BUSINESS SEGMENTS

        The Company has aggregated its businesses into four reportable segments:

  ENGINEERED SUPPORT STRUCTURES:    This segment consists of the manufacture of engineered metal structures and components for the lighting and traffic, utility, and wireless communication industries, and for other specialty applications;

  COATINGS:    This segment consists of galvanizing, anodizing and powder coating services;

  IRRIGATION:    This segment consists of the manufacture of agricultural irrigation equipment and related parts and services; and

  TUBING:    This segment consists of the manufacture of tubular products for industrial customers.

        In addition to these four reportable segments, the Company has other businesses that individually are not more than 10% of consolidated sales. These businesses, which include wind energy development, machine tool accessories and industrial fasteners, are reported in the "Other" category. Prior period information is presented in accordance with the current reportable segment structure.

        The accounting policies of the reportable segments are the same as those described in Note 1. The Company evaluates the performance of its business segments based upon operating income and invested capital. The Company does not allocate interest expense, non-operating income and deductions, or income taxes to its business segments. In the first quarter of 2004, the Company changed its segment reporting methodology by presenting net corporate expense separately in the segment operating income disclosure. In the past, net corporate expense was allocated to each reportable segment. The Company believes the current presentation methodology provides for better reporting of segment operating results and, accordingly, has reclassified net corporate expense for all periods presented. Intersegment sales prices are both cost and market based.

Summary by Business Segments

	2003	2002	2001
SALES:
Engineered Support Structures segment:
Lighting & Traffic	$250,874	$231,894	$218,122
Utility	86,040	127,312	135,876
Specialty	69,926	77,490	121,558

Engineered Support Structures segment	406,840	436,696	475,556
Coatings segment	103,692	111,704	116,245
Irrigation segment	280,780	264,844	238,657
Tubing segment	57,783	57,716	51,881
Other	17,676	16,974	20,153

Total	866,771	887,934	902,492
INTERSEGMENT SALES:
Coatings	12,553	15,669	17,048
Irrigation	872	162	78
Tubing	12,950	12,326	9,513
Other	2,771	4,879	3,473

Total	29,146	33,036	30,112
NET SALES:
Engineered Support Structures segment:
Lighting & Traffic	$250,874	$231,894	$218,122
Utility	86,040	127,312	135,876
Specialty	69,926	77,490	121,558

Engineered Support Structures segment	406,840	436,696	475,556
Coatings segment	91,139	96,035	99,197
Irrigation segment	279,908	264,682	238,579
Tubing segment	44,833	45,390	42,368
Other	14,905	12,095	16,680

Total net sales	$837,625	$854,898	$872,380

	2003	2002	2001
OPERATING INCOME (LOSS):
Engineered Support Structures segment	20,701	44,237	40,105
Coatings segment	6,798	13,832	11,219
Irrigation segment	34,574	30,827	20,389
Tubing segment	6,506	8,050	6,722
Other	(2,134)	(1,663)	2,209
Net corporate expense	(11,822)	(24,994)	(15,623)

Total operating income	54,623	70,289	65,021
Interest expense, net	(8,802)	(10,674)	(16,030)
Miscellaneous	(276)	(337)	(524)

Earnings before income taxes, minority interest, and equity in losses of nonconsolidated subsidiaries and cumulative effect of change in accounting principle	$45,545	$59,278	$48,467

TOTAL ASSETS:
Engineered Support Structures	$296,221	$268,110	$287,046
Coatings	93,140	97,537	100,832
Irrigation	140,833	136,800	131,284
Tubing	24,060	29,447	27,437
Other	9,712	9,294	8,496
Corporate	40,831	37,383	33,802

Total	$604,797	$578,571	$588,897

CAPITAL EXPENDITURES:
Engineered Support Structures	$10,014	$1,238	$15,511
Coatings	1,919	5,955	1,866
Irrigation	4,072	5,081	4,248
Tubing	500	617	2,199
Other	557	925	106
Corporate	617	126	1,722

Total	$17,679	$13,942	$25,652

DEPRECIATION AND AMORTIZATION:
Engineered Support Structures	$16,487	$16,649	$15,486
Coatings	5,167	4,943	7,646
Irrigation	8,235	8,163	9,446
Tubing	1,978	1,930	1,988
Other	588	392	405
Corporate	2,142	1,865	1,353

Total	$34,597	$33,942	$36,324

Summary by Geographical Area by Location of Valmont Facilities:

	2003	2002	2001
NET SALES:
United States	$630,479	$687,802	$725,643
France	61,663	50,826	52,593
Other	145,483	116,270	94,144

Total	$837,625	$854,898	$872,380

OPERATING INCOME:
United States	$35,795	$55,605	$54,610
France	888	2,537	2,551
Other	17,940	12,147	7,860

Total	$54,623	$70,289	$65,021

LONG-LIVED ASSETS:
United States	$248,746	$250,870	$274,501
France	13,417	12,807	11,806
Other	21,524	19,966	17,992

Total	$283,687	$283,643	$304,299

        No single customer accounted for more than 10% of net sales in 2003, 2002, or 2001. Net sales by geographical area are based on the location of the facility producing the sales.

        Operating income by business segment and geographical areas are based on net sales less identifiable operating expenses and allocations.

        Long-lived assets consist of property, plant and equipment, net of depreciation, goodwill and other assets. Long-lived assets by geographical area are based on location of facilities.

(18)    SUBSEQUENT EVENT (unaudited)

        On February 23, 2004, the Company signed a definitive agreement to acquire Newmark International, Inc. (Newmark), a manufacturer of concrete and steel poles primarily for the utility industry. The Company agreed to purchase all the shares of Newmark for approximately $105 million in cash from Newmark's parent company, Pfleiderer AG of Neumarkt, Germany. Additionally, Newmark has approximately $10 million in interest-bearing debt. Newmark, whose sales exceed $75 million annually, has its headquarters in Birmingham, Alabama. The transaction has been approved by the boards of directors of both companies and is subject to the satisfaction of customary closing conditions, including review under the Hart-Scott-Rodino Antitrust Improvements Act.

(19)    GUARANTOR / NON-GUARANTOR FINANCIAL INFORMATION

        On May 4, 2004, the Company completed a $150,000,000 offering of 6 7/8% Senior Subordinated Notes. The Notes are guaranteed, jointly and severally, on a senior subordinated basis by certain of our current and future direct and indirect domestic subsidiaries (collectively the "Guarantors"), excluding its other current domestic and foreign subsidiaries which do not guarantee the debt collectively referred to as the "Non-Guarantors".

        Condensed consolidated financial information for the Parent Company, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries is as follows:

Condensed Consolidated Statement of Operations
For the year ended December 27, 2003

	Parent	Guarantors	Non- guarantors	Eliminations	Total
Net Sales	$531,634	$104,774	$254,757	$(53,540)	$837,625
Cost of Sales	404,793	87,758	191,128	(54,044)	629,635

Gross Profit	126,841	17,016	63,629	504	207,990
Selling, general and administrative expenses	90,064	18,554	44,749	—	153,367

Operating income	36,777	(1,538)	18,880	504	54,623

Other income (deductions):
Interest expense	(9,010)	(26)	(1,129)	268	(9,897)
Interest income	289	—	1,074	(268)	1,095
Miscellaneous	(410)	14	120	—	(276)

	(9,131)	(12)	65	—	(9,078)

Earnings before income taxes, minority interest, equity in losses of nonconsolidated subsidiaires and cumulative effect of change in accounting principle	27,646	(1,550)	18,945	504	45,545

Income tax expense:
Current	8,328	(2,422)	5,778	—	11,684
Deferred	2,807	1,637	406	—	4,850

	11,135	(785)	6,184	—	16,534
Earnings before minority interest, equity in losses of nonconsolidated subsidiaires and cumulative effect of change in accounting principle	16,511	(765)	12,761	504	29,011
Minority interest	—	—	(2,222)	—	(2,222)
Equity in losses of nonconsolidated subsidiaries	8,838	—	—	(9,774)	(936)
Cumulative effect of change in accounting principle	(366)	—	—	—	(366)

Net earnings	$24,983	$(765)	$10,539	$(9,270)	$25,487

Condensed Consolidated Balance Sheet
December 27, 2003

	Parent	Guarantors	Non- guarantors	Eliminations	Total
ASSETS
Current assets:
Cash and cash equivalents	$1,982	$612	$30,751	$—	$33,345
Receivables, net	60,935	17,660	73,269	(99)	151,765
Inventories	62,290	15,659	39,100	(574)	116,475
Prepaid expenses	2,978	451	5,193	—	8,622
Refundable and deferred income taxes	9,784	933	186	—	10,903

Total current assets	137,969	35,315	148,499	(673)	321,110

Property, plant and equipment, at cost	313,542	38,926	96,210	—	448,678
Less accumulated depreciation and amortization	183,524	18,748	56,303	—	258,575

Net property, plant and equipment	130,018	20,178	39,907	—	190,103

Goodwill	20,370	30,747	4,905	—	56,022
Other intangible assets	—	14,358	—	—	14,358
Investment in subsidiaries and intercompany accounts	190,685	50,271	4,073	(245,029)	—
Other assets	26,430	—	174	(3,400)	23,204
Deferred income taxes	—	2,757	—	(2,757)	—

Total assets	$505,472	$153,626	$197,558	$(251,859)	$604,797

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$14,843	$61	$105	$—	$15,009
Notes payable to banks	—	—	15,500	—	15,500
Accounts payable	15,340	7,893	40,023	—	63,256
Accrued expenses	34,240	4,587	17,128	(99)	55,856
Dividends payable	1,921	—	—	—	1,921

Total current liabilities	66,344	12,541	72,756	(99)	151,542

Deferred income taxes	22,641	—	2,864	(2,757)	22,748
Long-term debt, excluding current installments	128,191	120	9,742	(3,400)	134,653
Other noncurrent liabilites	20,081	—	2,035	—	22,116
Minority interest in consolidated subsidiaries	—	—	8,244	—	8,244
Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	27,900	14,248	21,429	(35,677)	27,900
Additional paid-in capital	—	68,978	46,340	(115,318)	—
Retained earnings	307,494	57,739	36,295	(94,608)	306,920
Accumulated other comprehensive loss	—	—	(2,147)	—	(2,147)

	335,394	140,965	101,917	(245,603)	332,673
Less:
Cost of common shares in treasury	65,975	—	—	—	65,975
Unearned restricted stock	1,204	—	—	—	1,204

Total shareholders' equity	268,215	140,965	101,917	(245,603)	265,494

Total liabilities and shareholders' equity	$505,472	$153,626	$197,558	$(251,859)	$604,797

Condensed Consolidated Statement of Cash Flows
For the year ended December 27, 2003

	Parent	Guarantors	Non- guarantors	Eliminations	Total
Cash flows from operations:
Net earnings (loss)	$24,983	$(765)	$10,539	$(9,270)	$25,487
Adjustments to reconcile net earnings to net cash flows from operations:
Depreciation and amortization	22,656	4,945	6,996	—	34,597
Loss on sale of property, plant and equipment	151	102	549		802
Cumulative effect of change in accounting principle	366	—	—	—	366
Equity in losses in nonconsolidated subsidiaries	936	—	—	—	936
Minority interest in net losses of consolidated subsidiaries	—	—	2,222	—	2,222
Deferred income taxes	2,807	1,637	406	—	4,850
Other adjustments	384	—	497	—	881
Changes in assets and liabilities:
Receivables	(7,543)	(1,599)	(1,140)	(233)	(10,515)
Inventories	6,957	1,383	811	(152)	8,999
Prepaid expenses	(714)	(14)	(2,521)	—	(3,249)
Accounts payable	4,106	(3,962)	2,059	—	2,203
Accrued expenses	(14,678)	(3,200)	1,619	233	(16,026)
Other noncurrent liabilities	703	—	467	—	1,170
Income taxes payable	6,368	(685)	1,375	—	7,058

	47,482	(2,158)	23,879	(9,422)	59,781

Cash flows from investing activities:
Purchase of property, plant and equipment	(10,874)	(983)	(5,822)	—	(17,679)
Purchase of minority interest	—	—	(200)	—	(200)
Investment in nonconsolidated subsidiary	(2,001)	—	286	—	(1,715)
Proceeds from sale of property, plant and equipment	190	26	429	—	645
Proceeds from sale to minority shareholder	—	—	76	—	76
Other, net	(4,127)	3,170	(9,608)	8,322	(2,243)

	(16,812)	2,213	(14,839)	8,322	(21,116)

Cash flows from financing activities:
Net borrowings (repayments) under short-term agreements	—	—	10,367	—	10,367
Proceeds from long-term borrowings	101	—	666	—	767
Principal payments on long-term obligations	(26,767)	(134)	(1,587)	1,100	(27,388)
Dividends paid	(7,414)	—	—	—	(7,414)
Proceeds from exercises under stock plans	1,192	—	—	—	1,192
Purchase of common treasury shares:
Stock repurchases	(3,351)	—	—	—	(3,351)
Stock plan exercises	(615)	—	—	—	(615)

	(36,854)	(134)	9,446	1,100	(26,442)

Effect of exchange rate changes on cash and cash equivalents	—	—	1,608	—	1,608

Net change in cash and cash equivalents	(6,184)	(79)	20,094	—	13,831
Cash and cash equivalents—beginning of year	8,166	691	10,657	—	19,514

Cash and cash equivalents—end of year	$1,982	$612	$30,751	$—	$33,345

Condensed Consolidated Statement of Operations
For the year ended December 28, 2002

	Parent	Guarantors	Non- guarantors	Eliminations	Total
Net Sales	$581,027	$121,711	$216,182	$(64,022)	$854,898
Cost of Sales	425,403	98,616	163,119	(63,716)	623,422

Gross Profit	155,624	23,095	53,063	(306)	231,476
Selling, general and administrative expenses	104,685	19,617	36,885	—	161,187

Operating income	50,939	3,478	16,178	(306)	70,289

Other income (deductions):
Interest expense	(10,532)	(58)	(1,537)	405	(11,722)
Interest income	562	7	884	(405)	1,048
Miscellaneous	35	21	(393)	—	(337)

	(9,935)	(30)	(1,046)	—	(11,011)

Earnings before income taxes, minority interest, equity in losses of nonconsolidated subsidiaires and cumulative effect of change in accounting principle	41,004	3,448	15,132	(306)	59,278

Income tax expense:
Current	12,213	944	4,620	—	17,777
Deferred	3,340	478	42	—	3,860

	15,553	1,422	4,662	—	21,637
Earnings before minority interest, equity in losses of nonconsolidated subsidiaires and cumulative effect of change in accounting principle	25,451	2,026	10,470	(306)	37,641
Minority interest	—	—	(1,170)	—	(1,170)
Equity in losses of nonconsolidated subsidiaries	8,484	—	—	(10,826)	(2,342)
Cumulative effect of change in accounting principle	—	—	(500)	—	(500)

Net earnings	$33,935	$2,026	$8,800	$(11,132)	$33,629

Condensed Consolidated Balance Sheet
December 28, 2002

	Parent	Guarantors	Non- guarantors	Eliminations	Total
ASSETS
Current assets:
Cash and cash equivalents	$8,166	$691	$10,657	$—	$19,514
Receivables, net	53,392	16,061	63,576	(332)	132,697
Inventories	69,248	17,041	35,274	(726)	120,837
Prepaid expenses	2,264	437	2,167	—	4,868
Refundable and deferred income taxes	14,613	1,885	514	—	17,012

Total current assets	147,683	36,115	112,188	(1,058)	294,928

Property, plant and equipment, at cost	293,209	39,893	82,726	—	415,828
Less accumulated depreciation and amortization	160,742	16,912	44,999	—	222,653

Net property, plant and equipment	132,467	22,981	37,727	—	193,175

Goodwill	20,370	30,747	4,554	—	55,671
Other intangible assets	—	15,646	—	—	15,646
Investment in subsidiaries and intercompany accounts	190,214	53,404	(5,342)	(238,276)	—
Other assets	22,213	1	1,437	(4,500)	19,151
Deferred income taxes	—	3,443	—	(3,443)	—

Total assets	$512,947	$162,337	$150,564	$(247,277)	$578,571

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$10,481	$133	$235	$—	$10,849
Notes payable to banks	—	—	3,149	—	3,149
Accounts payable	11,524	12,645	31,029	—	55,198
Accrued expenses	48,818	6,997	14,345	(332)	69,828
Dividends payable	1,792	—	—	—	1,792

Total current liabilities	72,615	19,775	48,758	(332)	140,816

Deferred income taxes	18,898	—	2,785	(3,443)	18,240
Long-term debt, excluding current installments	149,337	182	10,523	(4,500)	155,542
Other noncurrent liabilites	13,803	—	1,568	—	15,371
Minority interest in consolidated subsidiaries	—	—	6,582	—	6,582
Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	27,900	14,248	21,124	(35,372)	27,900
Additional paid-in capital	—	69,867	40,139	(110,006)	—
Retained earnings	290,500	58,265	29,134	(88,794)	289,105
Accumulated other comprehensive loss	—	—	(10,049)	—	(10,049)

	318,400	142,380	80,348	(234,172)	306,956
Less:
Cost of common shares in treasury	60,106	—	—	4,830	64,936

Total shareholders' equity	258,294	142,380	80,348	(239,002)	242,020

Total liabilities and shareholders' equity	$512,947	$162,337	$150,564	$(247,277)	$578,571

Condensed Consolidated Statement of Cash Flows
For the year ended December 28, 2002

	Parent	Guarantors	Non- guarantors	Eliminations	Total
Cash flows from operations:
Net earnings	$33,935	$2,026	$8,800	$(11,132)	$33,629
Adjustments to reconcile net earnings to net cash flows from operations:
Depreciation and amortization	22,906	5,177	5,859	—	33,942
Loss on sale of property, plant and equipment	2,086	(1,138)	135	—	1,083
Cumulative effect of change in accounting principle	—	—	500	—	500
Equity in losses in nonconsolidated subsidiaries	2,342	—	—	—	2,342
Minority interest in net losses of consolidated subsidiaries	—	—	1,170	—	1,170
Deferred income taxes	3,340	478	42	—	3,860
Other adjustments	357	—	(689)	—	(332)
Changes in assets and liabilities:
Receivables	9,864	7,657	(13,502)	(245)	3,774
Inventories	(5,268)	2,852	(7,955)	199	(10,172)
Prepaid expenses	(394)	(326)	485	—	(235)
Accounts payable	(4,786)	(539)	5,609	—	284
Accrued expenses	11,442	(2,791)	1,730	244	10,625
Other noncurrent liabilities	(849)	—	40	—	(809)
Income taxes payable	(10,453)	3,443	245	(3,443)	(10,208)

	64,522	16,839	2,469	(14,377)	69,453

Cash flows from investing activities:
Purchase of property, plant and equipment	(8,128)	(3,311)	(2,503)	—	(13,942)
Purchase of minority interest	—	—	(855)	—	(855)
Proceeds from sale of property, plant and equipment	409	2,552	—	—	2,961
Proceeds from sale to minority shareholder	—	—	1,253	—	1,253
Other, net	(3,714)	(16,264)	4,958	11,877	(3,143)

	(11,433)	(17,023)	2,853	11,877	(13,726)

Cash flows from financing activities:
Net borrowings (repayments) under short-term agreements	—	—	(8,171)	—	(8,171)
Proceeds from long-term borrowings	627	234	388	—	1,249
Principal payments on long-term obligations	(31,913)	(164)	(3,493)	2,500	(33,070)
Dividends paid	(6,758)	—	—	—	(6,758)
Proceeds from exercises under stock plans	8,591	—	—	—	8,591
Purchase of common treasury shares:
Stock repurchases	(14,250)	—	—	—	(14,250)
Stock plan exercises	(6,898)	—	—	—	(6,898)

	(50,601)	70	(11,276)	2,500	(59,307)

Effect of exchange rate changes on cash and cash equivalents	—	—	(1,428)	—	(1,428)

Net change in cash and cash equivalents	2,488	(114)	(7,382)	—	(5,008)
Cash and cash equivalents—beginning of year	5,678	805	18,039	—	24,522

Cash and cash equivalents—end of year	$8,166	$691	$10,657	$—	$19,514

Condensed Consolidated Statement of Operations
For the year ended December 29, 2001

	Parent	Guarantors	Non- guarantors	Eliminations	Total
Net Sales	$576,673	$164,970	$195,851	$(65,114)	$872,380
Cost of Sales	435,864	136,854	146,690	(64,649)	654,759

Gross Profit	140,809	28,116	49,161	(465)	217,621
Selling, general and administrative expenses	89,751	25,629	37,220	—	152,600

Operating income	51,058	2,487	11,941	(465)	65,021

Other income (deductions):
Interest expense	(15,085)	(41)	(2,165)	211	(17,080)
Interest income	317	43	901	(211)	1,050
Miscellaneous	(20)	3	(507)	—	(524)

	(14,788)	5	(1,771)	—	(16,554)

Earnings before income taxes, minority interest, equity in losses of nonconsolidated subsidiaires and cumulative effect of change in accounting principle	36,270	2,492	10,170	(465)	48,467

Income tax expense:
Current	9,375	657	4,041	—	14,073
Deferred	4,472	(67)	(578)	—	3,827

	13,847	590	3,463	—	17,900
Earnings before minority interest, equity in losses of nonconsolidated subsidiaires and cumulative effect of change in accounting principle	22,423	1,902	6,707	(465)	30,567
Minority interest	—	—	(509)	—	(509)
Equity in losses of nonconsolidated subsidiaries	4,735	—	28	(8,128)	(3,365)

Net earnings	$27,158	$1,902	$6,226	$(8,593)	$26,693

Condensed Consolidated Statement of Cash Flows
For the year ended December 29, 2001

	Parent	Guarantors	Non- guarantors	Eliminations	Total
Cash flows from operations:
Net earnings	$27,158	$1,902	$6,226	$(8,593)	$26,693
Adjustments to reconcile net earnings to net cash flows from operations:
Depreciation and amortization	23,010	7,613	5,701	—	36,324
Loss on sale of property, plant and equipment	903	104	43		1,050
Equity in losses in nonconsolidated subsidiaries	3,393	—	(28)	—	3,365
Minority interest in net losses of consolidated subsidiaries	—	—	509	—	509
Deferred income taxes	4,472	(67)	(578)	—	3,827
Other adjustments	(403)	—	(1,017)	—	(1,420)
Changes in assets and liabilities:
Receivables	7,774	(829)	3,061	228	10,234
Inventories	19,037	13,758	2,392	527	35,714
Prepaid expenses	705	(78)	319		946
Accounts payable	(16,303)	5,128	(1,338)	—	(12,513)
Accrued expenses	(3,776)	1,278	1,740	(402)	(1,160)
Other noncurrent liabilities	(745)	—	159		(586)
Income taxes payable	9,969	(2,376)	(737)	—	6,856

	75,194	26,433	16,452	(8,240)	109,839

Cash flows from investing activities:
Purchase of property, plant and equipment	(19,052)	(2,118)	(4,482)		(25,652)
Acquisitions, net of cash acquired	(34,079)	—			(34,079)
Proceeds from sale of property, plant and equipment	111	115	115		341
Other, net	18,268	(24,453)	(4,385)	8,240	(2,330)

	(34,752)	(26,456)	(8,752)	8,240	(61,720)

Cash flows from financing activities:
Net borrowings (repayments) under short-term agreements	(17,997)	—	(8,419)	—	(26,416)
Proceeds from long-term borrowings	30,059	52	105	—	30,216
Principal payments on long-term obligations	(46,044)	(61)	3,387		(42,718)
Dividends paid	(6,308)	—	—	—	(6,308)
Proceeds from exercises under stock plans	1,256		—	—	1,256
Purchase of common treasury shares:
Stock repurchases	(1,373)	—	—	—	(1,373)
Stock plan exercises	(186)	—	—	—	(186)

	(40,593)	(9)	(4,927)	—	(45,529)

Effect of exchange rate changes on cash and cash equivalents	—	—	(1,244)	—	(1,244)

Net change in cash and cash equivalents	(151)	(32)	1,529	—	1,346
Cash and cash equivalents—beginning of year	5,829	837	16,510	—	23,176

Cash and cash equivalents—end of year	$5,678	$805	$18,039	$—	$24,522

QUARTERLY FINANCIAL DATA (Unaudited)

(Dollars in thousands, except per share amounts)

			Net Earnings
				Per Share		Stock Price
	Net Sales	Gross Profit						Dividends Declared
			Amount	Basic	Diluted	High	Low
2003
First	$207,294	$52,853	$7,293	$0.31	$0.30	$21.88	$18.48	$0.075
Second	200,666	51,488	6,367	0.27	0.26	22.85	18.30	0.080
Third	202,498	47,806	4,093	0.17	0.17	21.88	17.65	0.080
Fourth	227,167	55,843	7,734	0.32	0.32	24.22	18.96	0.080

Year	$837,625	$207,990	$25,487	$1.07	$1.05	$24.22	$17.65	$0.315

2002
First	$208,648	$55,233	$6,769	$0.28	$0.28	$21.40	$14.15	$0.065
Second	225,090	61,082	10,306	0.43	0.42	21.40	16.61	0.075
Third	205,504	54,803	8,050	0.33	0.32	25.15	18.32	0.075
Fourth	215,656	60,358	8,504	0.36	0.35	25.50	17.24	0.075

Year	$854,898	$231,476	$33,629	$1.40	$1.37	$25.50	$14.15	$0.29

2001
First	$204,267	$49,738	$4,791	$0.20	$0.20	$20.69	$14.50	$0.065
Second	232,889	59,232	8,468	0.34	0.34	18.30	14.12	0.065
Third	209,287	53,134	6,951	0.28	0.28	18.16	12.12	0.065
Fourth	225,937	55,517	6,483	0.26	0.26	16.38	12.51	0.065

Year	$872,380	$217,621	$26,693	$1.10	$1.09	$20.69	$12.12	$0.26

        Earnings per share are computed independently for each of the quarters. Therefore, the sum of the quarterly earnings per share may not equal the total for the year.

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  EXHIBIT 99.1